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                                                                 Exhibit 10 (ab)

                         AGREEMENT OF SALE AND PURCHASE

            THIS AGREEMENT is made as of the __ day of December, 1997, by and between CUMBERLAND VALLEY ASSOCIATES, a Pennsylvania general partnership (?Seller?) and PENN SQUARE PROPERTIES, INC., a Pennsylvania corporation, or its assignee or nominee (?Buyer?).

                              W I T N E S S E T H :

            1. Agreement to Sell and Purchase. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to all of the terms and conditions of this Agreement, the property situate in the Township of Silver Spring, Cumberland County, Commonwealth of Pennsylvania, consisting of the following:

                  (a) That certain tract of land more fully described by metes and bounds on Exhibit A to this Agreement, together with all buildings and improvements thereon and appurtenances thereto, and together with all rights, title and interest of Seller in and to any land lying in the bed of any street, opened or proposed, abutting such tract of land, and all right, title and interest of Seller in and to any unpaid award for the taking by eminent domain of any part of the aforesaid tract of land or for damage to such tract of land by reason of a change of grade of any street (collectively, the "Real Property").

                  (b) All fixtures, equipment, supplies, and other personal property attached or appurtenant to, or located in or on, or used in connection with the Real Property, which are not owned by tenants of the Real Property, and together with all intangible personal property used in the ownership, operation or maintenance of the Real Property, including without limitation, the items set forth on Exhibit B to this Agreement (collectively, the "Personal Property"). Notwithstanding the foregoing, the racks and racking system and appurtenances thereto now located within the building are not included in the Personal Property.

                  (c) The Real Property and the Personal Property are sometimes collectively referred to as the "Property".

            2. Purchase Price.

                  The purchase price (the "Purchase Price") for the Property, subject to adjustments as provided in this Agreement, shall be the sum of Twenty-five Million Five Hundred Thousand Dollars ($25,500,000), and shall be paid as follows:
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                  (a) One Hundred Thousand Dollars ($100,000) shall be paid by
Buyer?s check drawn to the order of First American Title Insurance Company (?Title Company?) within two (2) business days after the expiration of the Inspection Period. As used in this Agreement, the term ?Deposit? shall mean the aforesaid sum of One Hundred Thousand Dollars ($100,000) plus all interest which has accrued thereon. The Deposit shall be held by the Title Company in an interest bearing account pending consummation of this Agreement.

                  (b) The balance of the Purchase Price shall be paid at Closing by wire transfer of immediate funds to an account of Seller (which account shall be designated by written notice from Seller to Buyer no later than two (2) business days prior to the Closing Date).

            3. Disposition of Deposit; Defaults.

                  (a) The Deposit shall be held in escrow and disbursed by Title Company in accordance with the terms of this Agreement. If Closing is completed, the Title Company shall pay the Deposit to Seller on account of the Purchase Price.

                  (b) (i) If Buyer, without the right to do so and in default of its obligations under this Agreement fails to complete Closing, the Deposit shall be paid to Seller as liquidated damages and not as a penalty. Buyer and Seller acknowledge that the damages which may be incurred by Seller in the event of Buyer's default are difficult to quantify as of the date of this Agreement; the Deposit represents the parties' reasonable estimate of Seller's probable future damages in the event of Buyer's default; and that the Deposit represents fair and reasonable compensation to Seller in the event of Buyer's default. The right of Seller to be paid the Deposit shall be Seller's exclusive and sole remedy, and Seller waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted by law or in equity against Buyer.

                      (ii) If Seller, without the right to do so and in default of its obligations under this Agreement fails to complete Closing or otherwise defaults under or breaches this Agreement, Buyer shall have the right to be paid the Deposit, which right shall be in addition to all other rights and remedies of Buyer under this Agreement, at law or in equity. Notwithstanding the foregoing, if Seller defaults on its obligations under this Agreement, Buyer?s remedies are limited, at Buyer?s option, to (i) bringing an action against Seller for specific performance, including reasonable attorney?s fees and other costs incurred in connection with bring such action, or (ii) bringing an action for reasonable payments to third parties as expenses incurred by Buyer under this Agreement, such as legal fees, engineering fees, and permit and application fees, or (iii) if the default by Seller is as the result of fraud or willful misconduct by Seller, bringing an action against Seller for any remedy available to Buyer at law or in equity.

                  (c) In the event of a dispute between the parties with respect to the Deposit, the Title Company may deposit the Deposit with a court of proper jurisdiction and


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commence an interpleader action. Upon notifying Seller and Buyer of the commencement of such action, the Title Company shall be released of all liability with respect to the Deposit, except to the extent of accounting for any monies previously delivered by the Title Company out of escrow. The Title Company shall not be liable to either Seller or Buyer other than for the performance of its duties under this Agreement, its negligence or intentional wrongdoing.

            4. Closing.

                  The closing of this transaction ("Closing") shall be concluded by the escrow delivery by each of Seller and Buyer of all of the Closing documents to the Title Company with disbursements being made by the Title Company by wire transfer of immediate funds. Closing shall commence at 10:00 a.m. on Thursday, January 8, 1998 (the "Closing Date").

            5. Condition of Title.

                  (a) Title to the Property shall be good and marketable and free and clear of all liens, restrictions, easements, encumbrances, leases, tenancies and other title objections, except for the New Lease and the Permitted Encumbrances; and shall be insurable as such at ordinary rates by the Title Company pursuant to an ALTA Owner's Policy of Title Insurance, 1970 Form B, amended October 17, 1970 and October 17, 1984. The premium for the Owner's Policy of Title Insurance will be paid by Buyer.

                  (b) If Seller is unable to convey title to the Real Property to Buyer at Closing in accordance with the requirements of this Agreement, Buyer shall have the options (i) of taking such title as Seller is able to convey with abatement of the Purchase Price in the amount (fixed or ascertainable) of any Monetary Liens or (ii) of terminating this Agreement. Notwithstanding the foregoing, if title to the Property is not as described in Section 5(a) by reason an encumbrance or other title objection arising after the date of the Title Commitment and which objection is the result of any act or omission within the control of Seller, Buyer shall also be entitled to pursue all other remedies available to Buyer at law or in equity.

                  (c) Buyer shall obtain from the Title Company a commitment for Title Insurance (?Title Commitment?) with respect to the Property. Within five days after Buyer?s receipt of the Title Commitment and a new as-built survey of Property, Buyer shall give to Seller notice (?Exception Notice?) of any exceptions to the title set forth in the Title Commitment which are not acceptable to Buyer (?Unacceptable Exceptions?). Buyer agrees that the New Lease shall not be an Unacceptable Exception. Seller shall, within ten days from the date of Seller?s receipt of the Exception


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Notice, deliver to Buyer an endorsement to the Title Commitment issued by the
Title Company stating which, if any, Unacceptable Exceptions the Title Company has removed from the Title Commitment; and if the Title Company has not issued an endorsement to the Title Commitment removing all of the Unacceptable Exceptions from the Title Commitment within ten days from the date of Seller?s receipt of the Exception Notice, then Buyer shall have the right to terminate this Agreement. If Buyer does not terminate this Agreement pursuant to the provisions of this subsection 5(c), then the exceptions remaining on Schedule B,
Section 2 of the Title Commitment which are not liens securing repayment of monetary sums (?Monetary Liens?) shall be the ?Permitted Encumbrances?. Seller agrees fully to pay all Monetary Liens and cause all Monetary Liens to be released and satisfied of record prior to the completion of Closing.

            6. Possession.

                  Possession of the Property shall be given to Buyer at Closing, subject only to the rights of the Tenant under New Lease, by delivery of Seller's special warranty deed duly executed and acknowledged by Seller and in proper form for recording (the "Deed"). If Buyer causes a survey of the Real Property to be made, then at Buyer's option the description of the Real Property contained in the Deed shall be based upon that survey; provided, however, Seller?s warranty of title in the Deed shall apply only to the description of the Real Property contained in the deed into the Seller so long as Seller has not subdivided the Real Property or otherwise changed the boundaries of the Real Property from the date on which the Seller acquired title to the Real Property.

            7. Apportionments; Transfer Taxes; Security Deposits.

                  (a) Water and sewer rentals shall be apportioned pro rata between Seller and Buyer on a per diem basis as of the Closing Date; provided, however, that there shall be no apportionment between Buyer and Seller at Closing with respect to utility charges paid by the Tenant directly to utility companies pursuant to the New Lease. Real estate taxes on the Real Property are paid directly by the Tenant under the Existing Lease and the Tenant shall continue to be required to pay real estate taxes on the Real Property under the New Lease. Seller agrees to cause the Tenant to have paid all real estate taxes which are due under the terms of the Existing Lease or the New Lease as of the Closing Date and Buyer shall be responsible for insuring that the Tenant pays real estate taxes due for the next calendar or fiscal year, as appropriate, under the New Lease. At Closing, minimum rent paid by the Tenant under the New Lease for the month in which Closing occurs shall be apportioned between Seller and Buyer.

                  (b) At Closing, Buyer shall pay all realty transfer taxes imposed by the Commonwealth of Pennsylvania and all other governmental authorities upon: (i) the New Lease (and/or the Memorandum thereof) and (ii) the Deed and the conveyance of the Real Property from Seller to Buyer, after credit for the realty transfer tax paid for the execution, delivery and/or recording of the New Lease (and/or the Memorandum thereof).

                  (c) At closing, Seller shall obtain, or shall cause the Tenant to obtain, readings of all utility meters for utilities provided to the Property; and Seller shall pay (or shall cause the Tenant to pay) all charges based upon such readings.


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

            8. Representations and Warranties of Seller. Seller makes the following representations and warranties to Buyer, which representations and warranties are true and correct as of the date of this Agreement, and shall be true and correct at and as of the Closing Date as though made both at and as of the date of this Agreement and at and as of the Closing Date:

                  (a) The only lease or other agreement currently in effect with respect to the rights of use and occupancy of the Property is the Lease Agreement dated April 16, 1990 between Seller, as Landlord and Hershey Chocolate U.S.A., a division of Hershey Foods Corporation, as tenant (?Existing Lease?); as of January 1, 1998: (i) Seller shall enter into an agreement with Hershey Chocolate U.S.A., a division of Hershey Foods Corporation, pursuant to which the Existing Lease shall terminate and pursuant to which each of Seller and Hershey Chocolate U.S.A., a division of Hershey Foods Corporation, shall settle and pay to each other any and all amounts due and payable pursuant to the Existing Lease; and (ii) Seller and Hershey Foods Corporation, a Delaware corporation ("Tenant"), shall enter into the Lease Agreement in the form attached hereto as Exhibit ?C? (?New Lease?), effective as of January 1, 1998; and (iii) Seller shall convey to Tenant all of Seller?s rights, title and interest in and to the racks and racking system and appurtenances thereto now located within the building. The Agreement specified in clause (i) above and the New Lease specified in clause (ii) shall be conditioned upon the completion of Closing pursuant to this Agreement; and shall provide that in the event Closing does not occur, the Existing Lease shall remain in full force and effect and the New Lease shall be null and void.

                  (b) Subject to the provisions of subparagraph 8(a), above, the Existing Lease is valid and existing and in full force and effect; the Tenant is in actual possession of the Property; and neither the Tenant nor the Seller is in default of its respective obligations under the Existing Lease.

                  (c) The copy of the Existing Lease previously delivered by Seller to Buyer is a true and complete copy of the Existing Lease; the Existing Lease has not been amended, modified, or supplemented; and the Tenant does not have any right to extend or renew the terms of the Existing Lease except as expressly set forth in the Existing Lease.

                  (d) The Tenant has not asserted any claim which could adversely affect the right of the landlord to collect base, minimum or fixed rental or additional rental from the Tenant; and no notice of default or breach on the part of landlord under the Existing Lease has been received by Seller from the Tenant which has not been cured.

                  (e) All construction, painting, repairs, alterations, improvements and other work required to be performed by the landlord under the Existing Lease, and all of the other obligations of the landlord required to be performed under the Existing Lease as of the Closing Date, have been completed fully performed and paid for in full by Seller.

                  (f) The rents and other payments set forth in the Existing Lease are the actual rents, income and charges presently being collected by Seller under the Existing Lease; and all minimum rent payable under the Existing Lease is payable monthly in advance.

                  (g) Except as set forth in the Existing Lease, the Tenant is not entitled to any concession, allowance, rebate or refund; and the allowances, if any, specified in the Existing Lease have been fully recovered by the Tenant thereunder.

                  (h) The Tenant has not prepaid any base rental, minimum rental, fixed rental or additional rental or other charges for more than the current month under its Existing Lease.

                  (i) Neither the Existing Lease nor the rental or other amounts payable under the Existing Lease has been assigned, pledged or encumbered other than to the holder of any existing mortgage on the Property as collateral security, which collateral assignment and existing mortgage shall be released and satisfied as of the Closing Date.

                  (j) A security deposit has been paid by under the Existing Lease, which security deposit shall be returned by the Seller to the tenant under the Existing Lease contemporaneously with, or promptly after, the completion of Closing.

                  (k) Seller shall pay and fully satisfy, on or prior to the Closing Date, all brokerage or leasing commissions or other compensation which are or will become due and payable to any party (?Lease Broker?) with respect to or on account of the Existing Lease and/or New Lease, or any extension or renewal of the Existing Lease and/or New Lease, or the termination of the Existing Lease and/or New Lease, or any other actions by the Tenant under the Existing Lease and/or New Lease; and Buyer shall not be responsible to the Lease Broker for any brokerage or leasing commissions or other compensation with respect to or on account of the Existing Lease and/or New Lease, or any extensions or renewals thereof, the termination of the Existing Lease and/or New Lease, or any other actions by the Tenant under the Existing Lease or with respect to the New Lease.

                  (l) Except for the option held by the Tenant pursuant to the Existing Lease to acquire title to the Property under the terms of the Existing Lease (which option shall terminate with the termination of the Existing Lease), the Tenant does not have any right or option to acquire to the Property or any portion thereof.

                  (m) Seller has not received any notice ("Defect Notice") from any insurance company which has issued a policy with respect to the Property or from any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies in the Property or suggesting or requesting the performance of any repairs, alterations or other work to the Property.


                                      6
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                  (n) As of the Closing Date there shall be no management,
service, equipment, supply, security, maintenance, construction, concession or other agreements with respect to or affecting the Property, except for any agreements under which only the Tenant is bound.

                  (o) No employee of Seller who performs services at or in connection with the Property is covered by an employment agreement or union contract; no demand has been made upon Seller for recognition of a union or collective bargaining agent for the employees of Seller at the Property; and none of the employment arrangements with respect to Seller?s employees will be binding upon Buyer or any subsequent owner of the Property after Closing.

                  (p) There are no outstanding uncured notices of any violation (?Violation?) of any applicable law, ordinance, code, rule, order, regulation or requirement of any governmental authority with respect to the Property (including, without limitation, any environmental law or regulation)(all herein called ?Laws?).

                  (q) To the actual knowledge of Seller, Exhibit D sets forth the fire and extended coverage insurance policy ("Policy") maintained by tenant under the Existing Lease; and to the actual knowledge of Seller, the tenant has not received any notice from the insurance company which issued the Policy indicating that the Policy will not be renewed or will be renewed at a higher premium than is presently payable therefor.

                  (r) There is no action, suit or proceeding pending or, to the actual knowledge of Seller, threatened against or affecting Seller or the Property or any portion thereof or the Existing Lease or New Lease or relating to or arising out of the ownership, management or operation of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.

                  (s) Seller has not received any notice of any condemnation proceeding or other proceedings in the nature of eminent domain ("Taking") in connection with the Property, and to Seller's knowledge no Taking has been threatened.

                  (t) All of the books, records, information, data and other items supplied by Seller to Buyer with respect to Seller or the Property are true, complete and correct in all material respects.

                  (u) To the best of Seller?s actual knowledge: there is no presently existing Violation at the Property of any Law; no contamination is present at the Property; and no underground storage tanks, asbestos or PCBs are present at the Property.

            9. Time. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if


                                      7
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the final day of any time period provided in this Agreement shall end on a
Saturday, Sunday or legal holiday, then the final day shall extend to 5:00 p.m. of the next full business day. For the purposes of this Section, the term "holiday" shall mean a day other than a Saturday or Sunday on which banks in the state in which the Real Property is located are or may elect to be closed.

            10. Operations Prior to Closing. Between the date of the execution of this Agreement and Closing:

                  (a) Seller shall, at its expense: perform all of its obligations under the Existing Lease and the New Lease and cure all notices of any Violations and/or Defect Notices issued prior to Closing.

                  (b) Seller shall not enter into any agreement to modify, amend or otherwise alter any of the terms or provisions of the Existing Lease (except as expressly provided above) or the New Lease; and (except for the New Lease) Seller shall not enter into a new lease or other agreement with respect to the use or occupancy of the Property, without prior written approval of Buyer.

                  (c) Seller shall perform all acts, and shall make all payments, necessary to cause the representations and warranties of Seller in this Agreement to be true and correct.

                  (d) (i) Buyer, its attorneys, accountants, architects, engineers and other representatives shall be afforded access to the Property and to all books, records and files relating thereto from time to time prior to Closing for the purposes of inspections, preparation of plans, taking of measurements, making of surveys, making of appraisals, and generally for the ascertainment of the condition of the Property, including but not limited to the physical and financial condition of the Property; and there shall be furnished to Buyer all plans and specifications, engineering reports, feasibility studies, operating statements, governmental permits and approvals, contracts, leases, surveys, title information and other documentation concerning the Property in the possession of Seller and/or Seller's management agent for the Property.

                    (ii) Buyer agrees to indemnify, defend and reimburse Seller for all costs, expenses (including, without limitation, attorney?s fees, consultant and expert fees and court costs) loss and liabilities suffered or incurred by Seller as the result of any bodily injuries to persons or properties caused by Buyer?s entry upon the Property prior to Closing pursuant to the provisions of this Section 10(d). Buyer?s obligations pursuant to this subparagraph 10(d)(ii) shall survive any termination of this Agreement as a separately enforceable covenant.

                  (e) Promptly after receipt thereof by Seller, Seller shall deliver to Buyer the following:


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                        (i) a copy of any notice of default given or received
under the Existing Lease; or the New Lease

                        (ii) a copy of any tax bill, notice or statement of value, or notice of change in a tax rate affecting or relating to the Property;

                        (iii) a copy of any notice of an actual or alleged Violation; and

                        (iv) a copy of any notice of Taking.

                  (f) Seller shall permit Buyer to negotiate with the Tenant any changes or modifications to the New Lease; provided, however, that Buyer shall have no obligation to agree or consent to any such changes. Seller agrees to use its best efforts to assist Buyer in obtaining the agreement of the Tenant to the terms and provisions of the New Lease and to cause the Tenant to execute the New Lease as of January 1, 1998.

                  (g) Seller shall deliver for execution by the Tenant a Subordination, Nondisturbance and Attornment Agreement (?SNDA?) in the form attached to the New Lease for the benefit of any proposed mortgagee to provide financing to Buyer in connection with Buyer?s acquisition of the Property; and Seller agrees to use its best efforts to assist Buyer in obtaining the executed SNDA from the Tenant.

                  (h) Seller shall deliver for execution by the Tenant a written certification which shall be prepared by Buyer?s counsel (utilizing the form attached to this Agreement as Exhibit E, (but modified and supplemented by Buyer?s counsel to reflect the terms and provisions of the New Lease) (such certification being herein called the ?Tenant Estoppel Certificate?), and Seller shall obtain the executed Tenant Estoppel Certificate from the Tenant. Seller shall deliver to Buyer a copy of the executed Tenant Estoppel Certificate obtained by Seller, promptly after Seller?s receipt thereof.

            11. Survival. The representations and warranties of Seller set forth in Section 8 shall survive Closing for a period of 24 months from the Closing Date and thereafter if a notice of breach is given to Seller with such 24-monthly period. The obligations of Seller and Buyer pursuant to Sections 7,10, 16, 17 and 20 of this Agreement shall survive Closing without limit. Except as otherwise provided in the preceding two sentences, the agreements of Seller and Buyer set forth in this Agreement shall not survive Closing and shall merge into the delivery of the Deed at Closing.

            12. Casualty.

                  (a) If at any time prior to the Closing Date any portion of the Property is destroyed or damaged as a result of fire or any other casualty ("Casualty"), Seller shall


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promptly give written notice ("Casualty Notice") thereof to Buyer. If the
Property is the subject of a Casualty, Buyer shall have the right, at its sole option, of terminating this Agreement unless, (i) the cost fully to repair or restore such damage is less than Twenty-Five Thousand Dollars ($25,000) and sufficient insurance proceeds are available fully to restore such damage, and
(ii) the insurance company issuing the Policy has confirmed in writing prior to the end of such thirty (30) day period that such Casualty is covered by the Policy and that no defense to payment of the claim exists, and (iii) such Casualty will not result in the Tenant terminating, or not paying rent under, the New Lease or asserting a right to terminate, or not pay rent under, the New Lease, and (iv) any loan commitment obtained by Buyer for financing to acquire the Property is not canceled or suspended as a result of such Casualty. If Buyer does not terminate this Agreement, the proceeds of any insurance with respect to the Property paid between the date of this Agreement and the Closing Date shall (subject to the provisions of the New Lease) be paid to Buyer at the time of Closing and all unpaid claims and rights in connection with losses to the Property shall (subject to the provisions of the New Lease) be assigned to Buyer at Closing without in any manner affecting the Purchase Price.

                  (b) If the Property is the subject of a Casualty, but Buyer does not have the right to terminate this Agreement pursuant to the provisions of Section 12(a) (or Buyer does not exercise such right), then Seller shall enforce the obligations of the Tenant under the New Lease to repair the damage to the Property caused by such Casualty. Except for the obligation of Seller to enforce the obligations of the Tenant pursuant to the provisions of the preceding sentence, Seller shall have no obligation to repair any Casualty damage in the event Buyer does not elect to terminate this Agreement pursuant to the provisions of Section 12(a), and in such event, Buyer shall accept the Property at Closing as damaged or destroyed by the Casualty.

            13. Eminent Domain. If at any time prior to the Closing Date: a Taking affects all or any part of the Property, or if any proceeding for a Taking is commenced, or if notice of the contemplated commencement of a Taking is given, Seller shall promptly give written notice ("Taking Notice") thereof to Buyer. Buyer shall have the right, at its sole option, of terminating this Agreement by written notice to Seller. If Buyer does not terminate this Agreement, the Purchase Price shall be reduced by the total of any awards or damages received by Seller and Seller shall, at Closing, assign to Buyer all of Seller's right, title and interest in and to any awards or damages to which Seller may have become entitled or may thereafter be entitled by reason of any exercise of the power of eminent domain or condemnation with respect to or for the Taking of the Property or any portion thereof.

            14. Conditions of Buyer's Obligations.

                  (a) Conditions. The obligations of Buyer under this Agreement are subject to the satisfaction at the time of Closing of each of the following conditions (any one of which may be waived in whole or in part in writing by Buyer at or prior to Closing):


                                      10
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                        (i) all of the representations and warranties by Seller
set forth in this Agreement shall be true and correct in all material respects;

                        (ii) no representation or warranty by Seller contained in this Agreement shall contain any materially untrue statement or shall omit a material fact necessary to make the statement of fact therein recited not misleading;

                        (iii) Seller shall have performed all covenants, agreements and conditions required by this Agreement to be performed by Seller prior to or as of the Closing Date; and

                        (iv) Buyer shall have received the executed Tenant Estoppel Certificate, New Lease and SNDA.

                  (b) Failure of Condition. In the event any of the conditions set forth in Section 14(a) are not satisfied as of the Closing Date, Buyer shall have the right (in addition to all other rights and remedies available to Buyer under this Agreement), at Buyer's sole option, to (i) terminate this Agreement or (ii) complete Closing notwithstanding the unsatisfied condition.

                  (c) Inspection Contingency.

                        (i) Buyer shall, during the period ("Inspection Period") from November 3, 1997 until December 17, 1997, have the opportunity to examine the Property, the Tenant Lease, the Policy, the Permitted Encumbrances, any items to be delivered by Seller to Buyer, and to conduct such other inspections as Buyer, in its discretion, may elect.

                        (ii) Seller acknowledges that Buyer may commission, prior to Closing, at Buyer's sole cost and expense, an investigation of without limitation: compliance with environmental laws, the presence of contaminants on, over, under, migrating from or affecting the Property.

                        (iii) Seller will cooperate with Buyer and Buyer's agents in Buyer's investigation, including without limitation: (A) complying with requests for information and records; (B) warranting that responses to such requests are true and complete; (C) assisting Buyer in obtaining governmental agency or other records and upon Buyer's request communicating directly with any governmental agencies; and (D) granting Buyer access to the Property including, without limitation, access for collecting surface or subsurface samples of soil, vegetation or water, or samples from buildings and other improvements located on the Property, including samples from walls, floors, ceilings, plenums, paved areas and other areas the taking of which samples may necessitate some damage to the buildings, other improvements, and installing groundwater monitoring wells. Seller will not be required to incur any out-of-pocket expenses in connection with its cooperation pursuant to this Section 14(c)(iii) and in the event that this Agreement terminates without Closing, Buyer shall repair any damage to the Property resulting from Buyer?s inspection activities pursuant to this

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

Section 14(c)(iii), at Buyer?s cost. The Buyer?s obligations pursuant to the preceding sentence shall survive a termination of this Agreement as a separately enforceable covenant.

                        (iv) Buyer shall have the right, at Buyer?s sole option, to terminate this Agreement (for any reason whatsoever) on or prior to the second business day to occur after the date on which the Inspection Period ends.

                  (d) Notwithstanding any provision to the contrary set forth elsewhere in this Agreement, if Seller defaults on its obligations under this Agreement, Buyer?s remedies are limited, at Buyer?s option, to (i) bringing an action against Seller for specific performance, including reasonable attorney?s fees and other costs incurred in connection with bringing such action, or (ii) bringing an action for reasonable payments to third parties as expenses incurred by Buyer under this Agreement, such as legal fees, engineering fees and permit and application fees, or (iii) if the breach by Seller is a result of fraud or willful misconduct by the Seller, bringing an action against Seller for any remedy available to Buyer at law or in equity.

            15. Items to be Delivered at Closing.

                  (a) By Seller. At Closing, Seller shall deliver to Buyer the following:

                        (i) Deed. The Deed.

                        (ii) Bill of Sale. A Bill of Sale for the Personal Property.

                        (iii) Assignment of Lease; An Assignment in the form of Exhibit G of the New Lease, duly executed and acknowledged by Seller and in proper form for recording, assigning to Buyer all of the lessor?s and Seller?s rights, title and interest in the New Lease, together with an original executed counterpart of the New lease and a letter, duly executed by Seller, in form satisfactory to Buyer addressed to the Tenant informing the Tenant of the assignment of the New Lease to Buyer.

                        (iv) Certificates, Etc. An assignment, duly executed and acknowledged by Seller, of (and delivery to Buyer of originals or copies of): all certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals for the Property; all fees, escrow and/or security funds, deposits and other sums heretofore paid to any governmental authority in connection with the Property; all certificates issued by the local Board of Fire Underwriters (or other body exercising similar functions); all plans, specifications and project manuals for the Property; and all guarantees, bonds and warranties with respect to the Property (together with original counterparts of such instruments).

                        (v) Tenant Estoppel Certificates. At least one counterpart of the Tenant Estoppel Certificate and SNDA, duly executed and acknowledged by the Tenant.

                        (vi) Resolutions; Title Company Affidavits, Etc. Such resolutions and certificates as the Title Company shall require to evidence the due authorization of the execution and performance of this Agreement and the documents to be delivered pursuant hereto; and all affidavits, indemnities and other agreements required by the Title Company to permit it to issue to Buyer the Owner's Policy of Title Insurance required pursuant to Section 5(a).

                        (vii) Conveyance of Awards. All proper instruments for the conveyance of the awards referred to in Sections 1(a) and 13.

                        (viii) Other Documents. Any other documents required to be delivered by Seller pursuant to any other provisions of this Agreement.

                  (b) By Buyer. At Closing, Buyer shall deliver to Seller the following:

                        (i) Purchase Price. The portion of the Purchase Price payable pursuant to Section 2(b).

                        (ii) Assumption Agreements. An assumption agreement, in the form of Exhibit G of the New Lease, duly executed and acknowledged by Buyer and in proper form for recording.

                        (iii) Other Documents. Any other document required to be delivered by Buyer pursuant to any other provisions of this Agreement.

            16. Reports. For the period of time commencing on the date of this Agreement and continuing through the first anniversary of the Closing Date, and without limitation of the other document production otherwise required of Seller hereunder, Seller shall, from time to time, upon reasonable advance written notice from Buyer, provide to Buyer and its representatives: (i) access to all financial and other information pertaining to the period of Seller?s ownership and operation of the Property, which information is relevant and reasonably necessary, in the opinion of Buyer?s outside, third party accountants ("Accountants") to enable Buyer and its Accountants to prepare financial statements in compliance with any and all of (a) Rule 3-05 or Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"), as applicable to Buyer; (b) any other rule issued by the Commission and applicable to Buyer; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Buyer; and (ii) a representation letter, in form specified by, or otherwise satisfactory to the Accountants, signed by the individual(s) responsible for Seller?s financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants in order to render an opinion concerning Seller?s financial statements.

            17. Brokerage. Buyer represents and warrants to Seller that Buyer has dealt with no broker, finder or other intermediary in connection with this sale other than Commercial-Industrial Realty Company (the ?Broker?), Seller agrees to pay all brokerage commissions due to the Broker, if any.

            18. No Other Representations. Buyer acknowledges that neither Seller nor anyone acting, or purporting to act, on behalf of Seller, has, except as expressly set forth in this Agreement, made any representation or warranty with respect to the Property.

            19. Assignability. Buyer shall have the right to assign this Agreement and its rights hereunder to any entity controlled by Penn Square Properties, Inc., controlling Penn Square Properties, Inc., or affiliated with Penn Square Properties, Inc., or to any other party to whom Seller consents (which consent Seller agrees not unreasonably to withhold or delay); and any assignee of Buyer shall be entitled to exercise all of the rights and powers of Buyer hereunder.

            20. FIRPTA.

                  (a) Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Buyer that withholding of tax is not required upon the disposition by Seller of a United States real property interest, the undersigned parties executing this Agreement on behalf of Seller hereby certify the following on behalf of Seller:

                        (i) Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

                        (ii) Seller's U.S. employer identification number is 25-1629233; and

                        (iii) Seller's office address is: 1333 Georgetown Circle, Carlisle, PA 17013-3579

Seller, and the parties executing this Agreement on behalf of Seller, understand that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement made here could be punished by fine, imprisonment, or both. Under penalties of perjury, the undersigned parties executing this Agreement on behalf of Seller declare that they have examined this certification and to the best of their knowledge and belief, it is true, correct and complete; and they further declare that they have authority to sign this document on behalf of Seller.

                  (b) Seller, and the parties executing this Agreement on behalf of Seller, shall deliver to Buyer at Closing, a restatement of the above certifications of Seller and of the parties executing this Agreement on behalf of Seller in the form attached to this Agreement as Exhibit H.

            21. Notices.

                  (a) All notices, demands, requests or other communications from each party to the other required or permitted under the term of this Agreement shall be in writing and, unless and until otherwise specified in a written notice by the party to whom notice is intended to be given, shall be sent to the parties at the following respective addresses:

                  if intended for Seller:

                  Cumberland Valley Associates
                  c/o Delbert Hawbaker
                  1333 Georgetown Circle
                  Carlisle, PA  17013-3579
                  Fax:  717-258-8425

                  with a copy to:

                  James K. Adams, II
                  5021 East Trindle Road
                  Mechanicsburg, PA  17055
                  Fax:  717-697-6734

                  if intended for Buyer:

                  The Widener Building, Suite 200
                  One South Penn Square
                  Philadelphia, PA 19107
                  Attention:  Jeffrey E. Kelter
                  Fax No.:  (215) 972-0819

Notices may be given on behalf of any party by its legal counsel.

                  (b) Each such notice, demand, request or other communication shall be given (i) against a written receipt of delivery, or (ii) by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) by a nationally recognized overnight courier service for next business day delivery, or (iv) via telecopier or facsimile transmission to the facsimile number listed above, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in either the manner specified in clause (i) or (iii) above.

                  (c) Each such notice, demand, request or other communication shall be deemed to have been given upon the earliest of (i) actual receipt or refusal by the addressee, or (ii) deposit thereof at any main or branch United States post office if sent in accordance with section (b)(ii) above or (iii) deposit thereof with the courier if sent pursuant to section (b)(iii) above.

            22. Miscellaneous.

                  (a) Captions. The captions in this Agreement are inserted for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

                  (b) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

                  (c) Entire Agreement; Governing Law. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior or other negotiations, representations, understandings and agreements of, by or among the parties, express or implied, oral or written, which are fully merged herein. The express terms of this Agreement control and supersede any course of performance and/or customary practice inconsistent with any such terms. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement unless such agreement is in writing and signed by the party against whom enforcement of such change, modification, discharge or abandonment is sought. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania.

                  (d) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision may be invalid or unenforceable in whole or in part.

                  (e) Waiver of Tender of Deed and Purchase Monies. The tender of an executed Deed by Seller and the tender by Buyer of the portion of the Purchase Price payable at Closing are mutually waived, but nothing in this Agreement shall be construed as a waiver of Seller's obligation to deliver the Deed and/or of the concurrent obligation of Buyer to pay the portion of the Purchase Price payable at Closing.

                  (f) Gender, etc. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected on this Agreement as the signatories.

                  (h) Exhibits. All exhibits attached to this Agreement are incorporated by reference into and made a part of this Agreement.

                  (i) No Waiver. Neither the failure nor any delay on the part of either party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of any such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  (j) Interpretation. No provision of this Agreement is to be interpreted for or against either party because that party or that party's legal representative or counsel drafted such provision.

                  (k) Attorney's Fees. In connection with any litigation arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorney's fees. However, the provisions of this Section are expressly subject to the limitation on Buyer's liability specified in Section 3.

                  (l) Buyer's Exercise of Right to Terminate. If Buyer desires to terminate this Agreement pursuant to any of the provisions of this Agreement, Buyer shall do so by giving written notice of termination to Seller. Upon any such termination, the Deposit shall be paid to Buyer (and each of Seller and Buyer shall deliver written instructions to the Title Company to pay the Deposit to Buyer); and except as otherwise expressly provided in this Agreement, this Agreement shall be and become null and void and neither party shall have any further rights or obligations under this Agreement. Notwithstanding the foregoing, if, within five (5) days after Buyer shall have given written notice of termination of this Agreement to Seller pursuant to the provisions of this subsection 22(l) Seller shall have given written notice to the Title Company and to Buyer that Seller disputes Buyer?s right to have the Deposit returned to Buyer, the disposition of the Deposit shall be governed by the provisions of
Section 3(c) above.

                  (m) No Recording. Neither Buyer nor Seller shall record this Agreement or a Memorandum of this Agreement; and a recordation of this Agreement by Buyer shall be considered a default by Buyer under this Agreement. Notwithstanding the foregoing, neither party shall be precluded from filing this Agreement in any action to enforce its rights under this Agreement.

            IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement as a sealed instrument as of the day and year first above written.

Witness:                                 SELLER:

                                         CUMBERLAND VALLEY ASSOCIATES


                                         By: /s/ James K. Adams
                                             ------------------------------
                                             James K. Adams, Partner


                                         By: /s/ James K. Adams II
                                             ------------------------------
                                             James K. Adams, II, Partner


                                         By: /s/ Kathy Adams Purcell
                                             ------------------------------
                                             Kathy Adams Purcell, Partner


                                         By: /s/ Delbert L. Hawbaker
                                             ------------------------------
                                             Delbert L. Hawbaker, Partner

                                         BUYER:

                                         PENN SQUARE PROPERTIES, INC.


                                         By: /s/ Jeffrey E. Kelter
                                             ------------------------------
                                             President

                                    EXHIBIT A

                      Legal Description of a Tract of Land

                                       For

                          Cumberland Valley Associates

                    Silver Spring Township, Cumberland County

                                  Pennsylvania

      Beginning at a point, said point being located and referenced from the centerline intersection of the Carlisle Pike, U.S. Route 11 and Commerce Drive, the proposed access road to the tract of land, the following three courses:

      1) On the centerline of Commerce Drive south 22' 51' 30" east, a distance of 219.30' to a point;

      2) On the same in a southern direction on the arc of a curve curving to the left having a radius of 1,000.00' and an arc length of 305.31' to a point;

      3) On the same south 40E 21' 04" east, a distance of 327.09' to a point on the property line of Wood's Drive Associates;

      Thence along the property line of Wood's Drive Associates north 49E 38' 56" east, a distance of 787.00' to a point at land N/C of Albert L. and Virginia
M. Gaskin; thence along same south 32E 57' 09" east, a distance of 151.09' to an existing iron pin; thence along same south 02E 18' 51" west, a distance of 118.00' to an existing iron pin; thence along same north 82E 28' 21" east, a distance of 350.28' to an existing iron pin; thence along same south 04E 46' 00" east, a distance of 284.20' to an existing iron pin; thence along same north 84E 32' 50" east, a distance of 498.58' to an existing iron pin; at land of Lot #3 of the final subdivision plan of Teal Road as recorded in Plan Book 55, Page 31; thence along Lot #3 south 12E 45' 02" east, a distance of 50.41' to a point; thence along same and Lot #2 of the same final subdivision plan south 84E 32' 50" west, a distance of 501.73' to a fence post; thence along Lot #2 and Lot #1 of the same final subdivision plans south 04E 33' 23" east, a distance of 1,003.66' to a fence post at land N/C of Martha C. Eppley and Janet F. Bucher; thence along said land of Martha C. Eppley and Janet F. Bucher north 62E 44' 31" west, a distance of 561.00' to an existing iron pin; thence along same south 47E 46' 04" west, a distance of 1,070.50' to a point; thence along same 44E 20' 30" west, a distance of 1,033.50' to an existing iron pin on the southern row line of Commerce Drive; thence along the southern row line of Commerce Drive north 49E 38' 56" east; a distance of 1,151.94' to a point, the point of beginning.

Said lot contains 48.01 acres.      Revised 4/23/90

                                    EXHIBIT B
                            LIST OF PERSONAL PROPERTY

      (1) All architectural, mechanical, engineering and other plans and specifications relating to the Property.

      (2) All percolation, and other soil, topographical, and traffic studies and tests relating to the Property.

      (3) All trademarks, logos and other marks, trade or business names, and all intangible personal property relating to the ownership, development, use, operation, leases and management of the Property.

      (4) All right, title, and interest of Seller in and to all transferrable or assignable warranties, representations, guarantees, contract rights, and miscellaneous rights, if any, with respect to the Property.

      (5) All books, records, and documents of Seller relating to the Property and Tenant Leases, including without limitation all computer software, programs, tapes and disks relating to the Property and Tenant Leases.

      (6) All ranges, micro-wave ovens, refrigerators, freezers, refrigeration/freezer units, dishwashers, clothes washing machines and dryers, and all other appliances, and all hookups for any of the foregoing or for cable television.

      (7) All heating, ventilating and air conditioning equipment and other machinery, whether portable units or fixtures.

      (8) All wall-to-wall carpeting, screens and garbage disposals, whether personalty or fixtures.

      (9) All certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals issued by any governmental authority having jurisdiction over the Property, and all certificates, if any, issued by the local board of fire underwriters (or other body exercising similar functions).

      Notwithstanding the foregoing, the Personal Property does not include the racks and rack system and any appurtenances thereto now located within the building.

                                    EXHIBIT C

      New Lease is attached on following pages.

                                    EXHIBIT D

                               INSURANCE POLICIES

                                    EXHIBIT E

                           TENANT ESTOPPEL CERTIFICATE

[Buyer] and its assignee

      Re: Building, [address] (the "Building")

Gentlemen:

      The undersigned ("Tenant") certifies and agrees as follows:

       1. It is the tenant of the Building known as __________ under the Lease dated January 1, 1998 (the "Lease"). The Lease has not been supplemented, modified or amended, and there do not exist any other agreements concerning the demised premises between the landlord under the Lease and Tenant. A true and correct copy of the Lease is attached hereto.

       2. The Lease is in full force and effect.

       3. The term of the Lease commenced on January 1, 1998 and expires December 31, 2013. Tenant has no right to renew or extend the term of the Lease except as expressly set forth in the Lease.

      4. The current monthly installment of minimum annual rent is $_____. No rent has been paid more than thirty (30) days in advance of its due date. All rent and other sums payable under the Lease have been paid through ________, 19__.

       5. Tenant is not entitled to any free rent, rental rebates or other concessions under the Lease.

       6. Tenant has no claim of offset under the Lease or otherwise against rent or other charges due or to become due under the Lease.

       7. Tenant has been in possession of the Building and remaining premises demised pursuant to the Lease prior to the commencement of the term of the Lease. Consequently, Tenant acknowledges and agrees that Tenant is fully familiar with the condition of the Building and premises (including, without limitation, the status of utilities, access, building permits, compliance with laws, environmental matters, survey matters, and any and all governmental licenses and approvals which pertain or may pertain to the condition of the Building and the remaining premises or the development or operation thereof); and all matters pertaining to the quality or manner of construction, maintenance or repair of the Building and remaining improvements on the premises; and Tenant has accepted and does hereby accept the Building and remaining improvements on the premises in its ?as is? and ?where is? condition, and acknowledges and agrees that all improvements or other work required by the terms of the Lease to be performed by the Landlord have been completed; and Tenant agrees and acknowledges that the Landlord has not made (and that Tenant has not relied upon) any agreement, understanding, condition, warranty or representation as to the condition of the Building and remaining premises, as to the permitted uses of the Building and remaining premises, as to the income or expense in connection with the Building or remaining premises, as to the compliance of the Building and remaining premises with any laws, ordinances or governmental regulations, or as to any other matter in connection with the Building and remaining premises.

       8. Tenant has accepted possession of the premises demised under the Lease; all improvements or other work required by the terms of the Lease to be performed by the landlord have been completed.

       9. The landlord is not in default under the Lease, and no event has occurred which with the giving of notice or passage of time, or both, constitutes a default by the landlord under the Lease.

      10. Tenant is not in default under the Lease, and no event has occurred which with the giving of notice or passage of time, or both, constitutes a default by Tenant under the Lease.

      11. Tenant has not assigned the Lease or any interest therein or subleased any portion of the demised premises.

      12. No security deposit was paid under the Lease.

      13. Tenant dealt with no real estate broker or intermediary in connection with the Lease or any prior lease of the Building.

      This Certificate shall inure to the benefit of you, your heirs, legal representatives, successors and assigns, and shall be binding upon Tenant and Tenant's heirs, legal representatives, successors and assigns.

      If any statement in this certificate shall become untrue, Tenant shall immediately give to you written notice of such occurrence.

      By executing this Certificate, the signatory represents that he/she is duly authorized to execute this Certificate on behalf of Tenant and legally bind Tenant.

                             TENANT:


                             By:
                                -----------------------------
                                Name:
                                Title:

Dated: _____________, 19__

                                    EXHIBIT F

                                FIRPTA AFFIDAVIT

                           Form for Entity Transferor

      Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by _________________ (Transferor), the undersigned hereby certifies the following on behalf of
Transferor:

      1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

      2. Transferor's U.S. taxpayer identification number is _________; and

      3. Transferor's office address is:

         ________________
         ________________
         ________________.

Transferor understands that the above information may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

      Under penalties of perjury, I declare that I have examined this instrument and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.


-------------------                -------------------------
                                     Name:
                                     Title:

Dated: ___________________

                                    EXHIBIT G

                   ASSIGNMENT AND ASSUMPTION OF TENANT LEASES

      THIS ASSIGNMENT made this __ day of ____, 19__, by and between ______________, a ________________________ having an office at
____________________________________ ("Assignor") and ________________, a
________________________ having an office at _________________________________
("Assignee").

                                    RECITALS

      A. Pursuant to a certain Agreement of Sale and Purchase dated as of ________, 19__ (the "Agreement of Sale"), Assignor has agreed to sell to Assignee, upon the terms, provisions and conditions set forth therein, certain property (hereinafter "Property") located in _________________ on land described on Exhibit A attached to and made a part of this Assignment, all as more particularly described in the Agreement of Sale.

      B. In connection with the sale and purchase of the Property, Assignor desires to assign to Assignee all tenant leases encumbering the Property and Assignee desires to accept said assignment and assume the obligations of Assignor under said leases upon the terms, covenants and conditions set forth in this instrument.

      NOW, THEREFORE, in consideration of the purchase price paid by Assignee to Assignor for the Property, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee covenant and agree as follows:

       1. Assignment Assignor hereby assigns, transfers and sets over unto Assignee all of Assignor's and the lessor's right, title and interest in and to
(a) the leases set forth on Exhibit B attached to and made a part of this Assignment and any other lease, license or right of occupancy affecting the Property, together with all amendments, extensions, renewals and other modifications thereto (the "Tenant Leases"), (b) rents, additional rents, escrow or security or other tenant deposits, fees, income, charges, and profits now or hereafter arising thereunder, and (c) any guarantees of any Tenant Leases, to have and to hold the same unto Assignee, its successors and assigns.

       2. Right to Assign. Assignor represents and warrants that Assignor has title to and full right to assign the Tenant Leases, and any and all rents, income and profits and claims arising thereunder, and any guarantees of any Tenant Leases.

       3. Assumption. Assignee accepts said assignment and assumes all obligations on the part of the lessor under the Tenant Leases first arising or accruing on or after the date of this Assignment.

       4. Indemnification by Assignor. Assignor shall indemnify, defend and hold Assignee harmless from and against any claim, demand, cause of action, charge, judgment, damage, liability, cost or expense (including, without limitation, reasonable attorney's fees and legal costs) (a) arising out of the Tenant Leases in connection with events occurring prior to the date of this Assignment, or (b) arising out of any claim by any tenant arising prior to the date of this Assignment with respect to any escrow or security or other tenant deposit but only to the extent of the amount of such deposit and interest thereon payable to a tenant not transferred by Assignor to Assignee, or (c) arising out of any claim by any broker, finder or other intermediary for any leasing or brokerage commission or other compensation in connection with any Tenant Lease.

       5. Indemnification by Assignee. Assignee shall indemnify, defend and hold Assignor harmless from and against any claim, demand, cause of action, charge, judgment, damage, liability, cost or expense (including, without limitation, reasonable attorneys' fees and legal costs) (a) arising out of the Tenant Leases in connection with events occurring on or after the date of this Assignment (exclusive, however, of events described in clause (c) of Paragraph 4) or (b) arising out of any claim by any tenant arising on or after the date of this Assignment with respect to its escrow or security or other tenant deposit but only to the extent of the amount of such deposit and interest thereon transferred by Assignor to Assignee and not returned to such tenant by Assignee.

       6. Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, personal representatives, successors and assigns.

       7. Limited Power of Attorney. Assignor hereby appoints Assignee its attorney-in-fact for the limited purpose of receiving and endorsing any checks or other payments of rent, income or profits tendered to Assignee pursuant to the terms of the Leases or guarantees if any checks are made payable to the order of Assignor. Assignor ratifies any such endorsement made pursuant to this limited power of attorney. This limited power of attorney is coupled with an interest and is irrevocable.

      IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this instrument to be executed by their duly authorized representatives on the day and year first above written.

                             ASSIGNOR:


                             ASSIGNEE:

ASSIGNMENT OF AGREEMENT OF SALE

            THIS ASSIGNMENT is made as of the 8th day of January, 1998 by and between PENN SQUARE PROPERTIES, INC., a Pennsylvania corporation ("Assignor") to AMERICAN SEDONA PARTNERS, L.P., a Colorado limited partnership ("Assignee").

                               W I T N E S S E T H

            Cumberland Valley Associates, as Seller, has entered into an Agreement of Sale and Purchase dated as of the __________ day of December, 1997 with Assignor, as Buyer (the "Agreement of Sale"). Assignor desires to assign all of its rights under the Agreement of Sale unto Assignee; and Assignee desires to acquire all of Assignor?s rights under the Agreement of Sale.

            NOW, THEREFORE, Assignor, intending legally to be bound hereby, agrees as follows:

1. Assignor does hereby assign, transfer and set over unto Assignee all of Assignor?s rights, title and interest in, to and under the Agreement of Sale.

2. This Assignment shall be binding upon Assignor, its successors and assigns and shall inure to the benefit of Assignee, its successors and assigns.

3. This Assignment shall be governed by the laws of the Commonwealth of Pennsylvania.

            IN WITNESS WHEREOF, Assignor has executed this Assignment as of the day and year first above written.

                                    PENN SQUARE PROPERTIES, INC.


                                    By: /s/ Stephen J. Butte
                                        -------------------------------------
                                            Vice President


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